Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)

	2009	2010	2011	2012	2013
January	7.014	7.320	7.599	6.687	6.778
February	7.206	7.106	7.403	6.579	6.649
March	6.422	6.967	7.425	6.772
April	6.945	6.121	7.476	6.787
May	7.075	7.146	7.763	6.594
June	6.959	7.255	7.710	6.611
July	7.260	7.266	7.983	6.860
August	7.203	6.794	7.334	6.458
September	7.314	7.630	7.737	7.309
October	6.737	6.843	7.097	6.305
November	7.911	7.633	7.683	7.033
December	6.895	7.347	7.397	7.142